                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


PENNFED FINANCIAL SERVICES, INC.               PENNFED CAPITAL TRUST I
--------------------------------             ---------------------------
 (Exact name of registrant as                  (Exact name of registrant
   specified in its charter)                  as specified in its charter)

DELAWARE             22-3297339                DELAWARE         APPLIED FOR
--------          ------------------        ---------------  ----------------
(State or other   (I.R.S. Employer          (State or other  (I.R.S. Employer
jurisdiction of   Identification No.)       jurisdiction of  Identification No.)
incorporation or                            incorporation or
organization)                               organization)

622 EAGLE ROCK AVENUE                       622 EAGLE ROCK AVENUE
WEST ORANGE, NEW JERSEY 07052               WEST ORANGE, NEW JERSEY 07052
(973) 669-7366                              (973) 669-7366
-----------------------------               ------------------------------
(Address, including ZIP Code,               (Address, including ZIP Code,
and telephone number, including             and telephone number, including
area code, of (registrant's                 area code, of (registrant's
principal executive offices)                principal executive offices)

   Securities to be registered pursuant to Section 12(b) of the act: None

   If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

   If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

    Securities to be registered pursuant to Section 12(g) of the act:

     ____% Cumulative Trust Preferred Securities

     ____% Junior Subordinated Deferrable Interest Debentures of
     PennFed Financial Services, Inc.

     PennFed Financial Services, Inc. guarantee with respect to the _____% Cumulative Trust Preferred Securities
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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

    The information is set forth under the captions "Description of the Preferred Securities" "Description of the Junior Subordinated Debentures," and "Description of the Guarantee" in the prospectus contained in the Form S-2 Registration Statement of PennFed Financial Services, Inc. and PennFed Capital Trust I as filed with the Securities and Exchange Commission on September 19, 1997 (File No. 333-36031) which is incorporated herein by reference.

Item 2.  EXHIBITS *

   1. Form of certificate for the _____% Trust Preferred Securities of PennFed Capital Trust I (Included as an exhibit to Exhibit 4.6 to the Form S-2 Registration Statement of PennFed Financial Services, Inc. and PennFed Capital Trust I, File No. 333-36031, as filed with the Securities and Exchange Commission on September 19, 1997, as amended).

   2. Trust Agreement of PennFed Capital Trust I (Exhibit 4.5 to the Form S-2 Registration Statement of PennFed Financial Services, Inc. and PennFed Capital Trust I, File No. 333-36031, as filed with the Securities and Exchange Commission on September 19, 1997, as amended).

   3. Form of Amended and Restated Trust Agreement of PennFed Capital Trust I (Exhibit 4.6 to the Form S-2 Registration Statement of PennFed Financial Services, Inc. and PennFed Capital Trust I, File No. 333-36031, as filed with the Securities and Exchange Commission on September 19, 1997, as amended).

   4. Form of Indenture with respect to PennFed Financial Services, Inc.____% Junior Subordinated Debentures (Exhibit 4.2 to the Form S-2 Registration Statement of PennFed Financial Services, Inc. and PennFed Capital Trust I, File No. 333-36031, as filed with the Securities and Exchange Commission on September 19, 1997, as amended).

   5. Form of Guarantee Agreement for PennFed Capital Trust I (Exhibit 4.8 to Form S-2 Registration Statement of PennFed Financial Services, Inc. and PennFed Capital Trust I, File No. 333-36031, as filed with the Securities and Exchange Commission on September 19, 1997, as amended).

* Exhibits containing a parenthetical reference in their description are incorporated herein by reference from the documents described in the parenthetical reference.
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                                   SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-A registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  PENNFED FINANCIAL SERVICES, INC.


DATE: October 7, 1997             By:  /s/ Joseph L. LaMonica
                                       --------------------------
                                       Joseph L. LaMonica
                                       President and Chief
                                        Executive Officer


                                 PENNFED CAPITAL TRUST I


                                 By:  /s/ Lucy T. Tinker
                                      ---------------------------
                                      Lucy T. Tinker
                                      Administrative Trustee


                                 By:  /s/ Jeffrey J. Carfora
                                      ---------------------------
                                      Jeffrey J. Carfora
                                      Administrative Trustee